Exhibit 99.1

Union Bankshares Corporation to Release Fourth Quarter and Fiscal 2016 Results

Richmond, Va., January 10, 2017 - Union Bankshares Corporation today announced that it will release its fourth quarter and fiscal 2016 financial results before the market opens on Tuesday, January 24, 2017.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Standard Time on Tuesday, January 24, 2017.

To listen to the call, please use one of the following telephone numbers.
Participant Toll-Free Dial-In Number:         (877) 668-4908
Participant International Dial-In Number:     (973) 453-3058

The conference ID is: 49841348

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH), is the holding company for Union Bank & Trust, which has 114 branches and approximately 190 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products; Union Insurance Group, LLC, which offers various lines of insurance products; and Old Dominion Capital Management, Inc., which provides investment advisory services.

Additional information on the company is available at http://investors.bankatunion.com.

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications